Exhibit 99.1

Tivic Receives Two Investigational New Drug Applications for Entolimod™ for the Treatment of Acute Radiation Syndrome (ARS) and Advanced Cancers

INDs Transferred from Statera Biopharma Advance Entolimod for ARS Along Regulatory Pathway and Enable Pursuit of Clinical Trial Program in Neutropenia and Lymphocyte Exhaustion

FREMONT, Calif. – August 20, 2025 – Tivic Health® Systems, Inc. (Nasdaq: TIVC), a diversified immunotherapeutics company, today announced it has received, from Statera Biopharma, two investigational new drug applications (INDs) for its lead candidate, Entolimod™. The two INDs cover the use of Entolimod to treat acute radiation syndrome, including both hematopoietic (ARS-H) and gastrointestinal (ARS-GI) sub-syndromes, and the use of Entolimod to treat advanced cancers, including as an anti-tumor agent and for conditions resulting from cancer treatments.

“Transfer of these INDs to Tivic allows us to formally engage the FDA regarding Entolimod's regulatory pathway and enables clinical trials in neutropenia, lymphocyte exhaustion, and other cancer-related conditions,” stated Tivic CEO, Jennifer Ernst. “While the IND for advanced cancers allows exploration of Entolimod's anti-tumor activity, building on prior developments, we remain focused in the near-term on Entolimod’s first indication--acute radiation syndrome.”

About Entolimod

Entolimod is a novel TLR5 agonist that triggers NF-kB signaling, activating antiapoptotic and cell protective mechanisms. Under the FDA’s Animal Rule, Entolimod has been the subject of extensive trials for the treatment of acute radiation syndrome (ARS), and has demonstrated robust survival, enhanced GI tract recovery and improved hematopoiesis in animal models. Entolimod has been granted Fast Track Designation for ARS.

Tivic also holds the exclusive rights for Entolimod for the treatment of neutropenia and has the option to license additional indications, including lymphocyte exhaustion, immunosenescence, and chronic radiation syndrome.

About Tivic

Tivic’s dual platform strategy utilizes the body’s biopharmaceutical and bioelectronic systems to treat unmet medical needs through targeting the immune system.

Tivic’s biologics compounds activate an innate immune pathway to prevent cell death in the bone marrow and epithelial tissues across systems impacted by radiation and age. The company’s lead drug candidate, Entolimod™ for acute radiation syndrome, is a novel TLR5 agonist that has been granted Fast Track designation and is in late-stage development.

Tivic’s bioelectronic program is developing a novel, non-invasive medical device designed to target the neural pathways implicated in many prevalent and debilitating diseases. Early trials show promising signals that Tivic’s approach may regulate specific biologic responses, and the company believes its early-stage vagus nerve stimulation device has the potential to deliver clinical outcomes similar to or better than those of surgically implanted devices. To learn more about Tivic, visit: https://ir.tivichealth.com

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including as a result of interactions with and guidance from the FDA and other regulatory authorities; changes to the company’s relationship with the its partners; timing and success of clinical trials and study results; the failure to obtain FDA or similar clearances or approvals and noncompliance with FDA or similar regulations; the company’s future development of its ncVNS treatment, Entolimod and Entolasta; changes to the company’s business strategy; regulatory requirements and pathways for approval; the company’s need for, and ability to secure when needed, additional working capital; the company’s ability to maintain its Nasdaq listing; and changes in tariffs, inflation, legal, regulatory, political and economic risks. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of risks and uncertainties relevant to the company, and other important factors, see Tivic Health’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 21, 2025, under the heading “Risk Factors,” as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com

Media Contact:

Deanne Eagle or Laura Min Jackson

media@tivichealth.com